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                                                                      EXHIBIT 99

                      NOTICE REGARDING ARTHUR ANDERSEN LLP

         Section 11(a) of the Securities Act of 1933, as amended, provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

         Prior to the date of this Form 10-K/A the Arthur Andersen partners who reviewed the audited financial statements of (i) The Woodlands Operating Company, L.P. and (ii) The Woodlands Land Development Company, L.P. and Subsidiary, in each case as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, resigned from Arthur Andersen. As a result, after reasonable efforts, Crescent Operating has been unable to obtain Arthur Andersen's written consent to the inclusion of its audit report with respect to such financial statements in this Annual Report on Form 10-K/A incorporated by reference into (i) Registration Statement on Form S-8 (No. 333-29069) related to the Company's Stock Incentive Plan; and (ii) Registration Statement on Form S-8 (No. 333-43291) related to the Company's Management Stock Incentive Plan.

         Under these circumstances, Rule 437a under the Securities Act permits Crescent Operating, Inc. to file this Annual Report on Form 10-K/A without a written consent from Arthur Andersen. Accordingly, Arthur Andersen will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement.